Exhibit 32.1

OFFICER CERTIFICATION

PURSUANT TO 18 U.S.C. 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Advanced Environmental Recycling Technologies, Inc. (the “Company”) on Form 10-Q for the three months ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Timothy D. Morrison, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 16, 2015

/s/ Timothy D. Morrison
TIMOTHY D. MORRISON
Chief Executive Officer and Director
(Principal Executive Officer)